SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Fidelity Rutland Square Trust II

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245 Summer Street, Boston, MA 02210

Information Statement

Strategic Advisers Funds

We appreciate your business and your trust in Fidelity Investments. As always, we are committed to keeping you informed about your Fidelity account(s), including any updates and/or changes.*

The enclosed information statement provides important information regarding new managers that have been appointed to some of the Strategic Advisers Funds held within your Fidelity account.

Inside, you will find detailed information about the terms of agreements made by your Investment Team at Strategic Advisers, Inc. They believe these changes will provide your account with additional benefits, such as increased manager diversification, and help to ensure that each of the Funds can be effectively managed to meet its specific style exposure and investment objective.

Please read the enclosed information carefully. No other action is required by you.

Should you have any questions, please call the appropriate number listed below.

•	For current or former clients in a Fidelity managed account: Please call 1-800-544-3455, Monday-Friday, 8 a.m. to 7 p.m. Eastern time, (Strategic Advisers® Small-Mid Cap Fund).

•	For workplace participants [401(k), 403(b), or 457(b) accounts]: Please call 1-800-835-5095 (Strategic Advisers® Small-Mid Cap Multi-Manager Fund).

*	You may have elected to suppress other legal notifications; however, certain regulatory requirements mean that we are legally bound to send you this notification. We apologize for any inconvenience.

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IMPORTANT NOTICE REGARDING

THE AVAILABILITY OF INFORMATION STATEMENT.

The Information Statement is available at www.proxyvote.com/proxy.

STRATEGIC ADVISERS® SMALL-MID CAP FUND

STRATEGIC ADVISERS® SMALL-MID CAP MULTI-MANAGER FUND

(THE FUNDS)

SERIES OF

FIDELITY RUTLAND SQUARE TRUST II

245 SUMMER STREET

BOSTON, MASSACHUSETTS 02210

1-800-544-3455 (SMALL-MID CAP FUND)

1-800-835-5095 (SMALL-MID CAP MULTI-MANAGER FUND)

INFORMATION STATEMENT

This Information Statement is provided in lieu of a proxy statement by the Board of Trustees (the Board or Trustees) of Fidelity Rutland Square Trust II (the Trust), pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission (SEC) that permits the Trust’s investment adviser, Strategic Advisers, Inc. (Strategic Advisers), to hire unaffiliated sub-advisers without obtaining shareholder approval, subject to the approval of the Trust’s Board.

This Information Statement is being mailed on or about November 6, 2017 to shareholders of record as of October 16, 2017. This Information Statement is intended to inform you that new sub-advisers have been appointed to your fund. No action is required of you. We are not asking you for a proxy and you are requested not to send us a proxy.

The information contained in this Information Statement relates to the Trustees’ approval on September 6, 2017 of the following sub-advisory arrangements:

Fund	Sub-Adviser
Strategic Advisers® Small-Mid Cap Fund (Small-Mid Cap Fund) Strategic Advisers® Small-Mid Cap Multi-Manager Fund (Small-Mid Cap Multi-Manager Fund)	Boston Partners Global Investors, Inc. (Boston Partners)
Rice Hall James & Associates, LLC (RHJ)
Voya Investment Management Co. LLC (Voya)

The purpose of this Information Statement is to provide an overview of the Trustees’ decision to appoint Boston Partners, RHJ, and Voya (the New Sub-Advisers) as additional sub-advisers for each respective Fund and to discuss the terms of each new sub-advisory agreement (the Agreements). This is a joint information statement for multiple series of the Trust. You may not own shares of all funds included in this Information Statement. Shares of the Small-Mid Cap Fund are offered exclusively to certain clients of Strategic Advisers and are not available for sale to the general public. Shares of the Small-Mid Cap Multi-Manager Fund generally are available only through a retirement account or through an investment professional.

INTRODUCTION

Strategic Advisers is the Funds’ investment adviser. Pursuant to the terms of an exemptive order granted to Strategic Advisers by the SEC on November 28, 2006 (SEC Order), Strategic Advisers employs a so-called “manager of managers” arrangement in managing the Funds. Section 15(a) of the Investment Company Act of 1940, as amended (the 1940 Act) generally requires that a fund’s shareholders approve all agreements pursuant to which persons serve as investment adviser or sub-adviser to a fund. The SEC Order exempts Strategic Advisers and the Trust from the shareholder voting requirements of Section 15(a) of the 1940 Act and allows the Trustees, subject to certain conditions, to appoint new unaffiliated sub-advisers and approve their respective sub-advisory agreements on behalf of the Funds without a shareholder vote.

Consistent with the SEC Order, the Trustees, including a majority of the Trustees who are not parties to the Agreements or “interested persons” of any such party (the Independent Trustees), appointed each New Sub-Adviser as an additional sub-adviser to each respective Fund and approved each Agreement at an in-person meeting on September 6, 2017. As discussed later in this Information Statement, the Board carefully considered the matter and concluded that the appointment of each New Sub-Adviser under the terms of each Agreement was in the best interests of each respective Fund and its shareholders.

As a condition to relying on the SEC Order, Strategic Advisers and the Trust are required to furnish shareholders of each Fund with notification of the appointment of a new unaffiliated sub-adviser within ninety days from the date that the sub-adviser is hired. This Information Statement serves to provide such notice and give details of the new arrangements.

MANAGEMENT CONTRACT OF THE FUNDS

Strategic Advisers, located at 245 Summer Street, Boston, Massachusetts 02210, is the Funds’ investment adviser. Strategic Advisers directs the investments of the Funds in accordance with each Fund’s investment objective, policies and limitations pursuant to a management contract that was initially approved by the Board, including a majority of the Independent Trustees, and by the initial sole shareholder on the following dates:

Fund	Board Approval	Initial Sole Shareholder Approval
Small-Mid Cap Fund	March 4, 2010	August 20, 2010
Small-Mid Cap Multi-Manager Fund	December 1, 2011	December 19, 2011

The management contract for each Fund was most recently renewed by the Board, including a majority of the Independent Trustees, on September 6, 2017. Strategic Advisers or its affiliates, subject to the supervision of the Board, provides the management and administrative services necessary for the operation of each Fund. These services include, among others, supervising relations with, and monitoring the performance of, any sub-advisers; preparing all general shareholder communications, including shareholder reports; maintaining the Fund’s records; maintaining the registration and qualification of the Fund’s shares under federal and state law; and furnishing reports, evaluations, and analyses on a variety of subjects to the Trustees. In addition, Strategic Advisers or its affiliates also compensate all officers of each Fund and all personnel of Strategic Advisers for performing services relating to research, statistical and investment activities.

Each Fund pays a monthly management fee to Strategic Advisers (the Management Fee), which is shown in the table below. For each Fund, the Management Fee is calculated by adding Strategic Advisers’ annual Management Fee rate and the total fee, payable monthly, to the Fund’s sub-advisers based on each sub-adviser’s allocated portion of the Fund’s average daily net assets throughout the month. Each Fund’s effective Management Fee may be higher or lower in the future based on factors such as the portion of fund assets managed by sub-advisers and the sub-advisory fee rates of the sub-advisers that may manage a Fund in the future.

Strategic Advisers has contractually agreed to waive its portion of the Management Fee for the Small-Mid Cap Fund through the expiration date shown in the table below. Strategic Advisers has also contractually agreed that the maximum aggregate annual management fee rate of each Fund will not exceed the rates shown in the table below.

Fund	Strategic Advisers’ portion of the Management Fee	Maximum Aggregate Annual Management Fee Rate	Management Fee Waiver Expiration Date
Small-Mid Cap Fund	0.25%	1.10%	September 30, 2020
Small-Mid Cap Multi-Manager Fund	0.30%A	1.15%	–

A	Strategic Advisers has voluntarily agreed to waive 0.01% of the Fund’s management fee. This arrangement may be discontinued by Strategic Advisers at any time.

In addition, Strategic Advisers has agreed to reimburse the Retail Class, Class F, Class L, and Class N of the Small-Mid Cap Multi-Manager Fund to the extent that total operating expenses (excluding interest, certain taxes, certain securities lending costs, brokerage commissions, fees and expenses of the Independent Trustees, proxy and shareholder meeting expenses, extraordinary expenses, and acquired fund fees and expenses, if any), as a percentage of their average net assets, exceed the rates shown in the following table.

Fund	Class	Expense Cap	Expiration Date
Small-Mid Cap Multi-Manager Fund	Retail	1.15%	April 30, 2018
	Class F	1.06%A	N/A
	Class L	1.15%	April 30, 2018
	Class N	1.40%	April 30, 2018

A	The expense cap for Class F is voluntary and may be discontinued by Strategic Advisers at any time.

Strategic Advisers may not discontinue or modify the management fee waiver and expense reimbursement arrangements above prior to their expiration dates without the approval of the Board of Trustees, except the voluntary 0.01% management fee waiver and expense reimbursement arrangement for Class F of the Small-Mid Cap Multi-Manager Fund. The addition of the New Sub-Advisers will not result in a change to the maximum aggregate annual management fee payable by shareholders, the portion of the Management Fee retained by Strategic Advisers, if any, or the management fee waiver and expense reimbursement arrangements discussed above.

In addition to the New Sub-Advisers, the following serve as sub-advisers to the Funds:

Fund	Existing Sub-Advisers
Small-Mid Cap Fund	AllianceBernstein L.P. (AB), ArrowMark Partners (ArrowMark) (formerly known as Arrowpoint Asset Management), The Boston Company Asset Management, LLC (TBCAM), FIAM LLC (FIAM), Fisher Investments, Geode Capital Management, LLC (Geode), Invesco Advisers, Inc. (Invesco), J.P. Morgan Investment Management Inc. (JP Morgan), LSV Asset Management (LSV), Neuberger Berman Investment Advisers LLC (NBIA), Portolan Capital Management, LLC (Portolan), Systematic Financial Management, L.P. (Systematic), and Victory Capital Management, Inc. (Victory Capital)
Small-Mid Cap Multi- Manager Fund

FIAM is an affiliate of Strategic Advisers. FIAM and Geode have not currently been allocated a portion of the Small-Mid Cap Fund’s assets to manage. AB, FIAM, Fisher Investments, Geode, Invesco, NBIA, Systematic, and Victory Capital have not currently been allocated a portion of the Small-Mid Cap Multi-Manager Fund’s assets to manage.

The following table shows management fees paid by the Funds to Strategic Advisers and sub-advisory fees paid by Strategic Advisers to the Funds’ sub-advisers during the fiscal period ended February 28, 2017.

Fund	Management Fees Paid to Strategic AdvisersA	Management Fees Paid to Strategic Advisers as a % of Average Net Assets of the FundA	Aggregate Sub-Advisory Fees Paid by Strategic Advisers to Unaffiliated Sub-AdvisersB	Sub-Advisory Fees Paid by Strategic Advisers to Unaffiliated Sub-Advisers as a % of Average Net Assets of the Fund
Small-Mid Cap Fund	$28,297,431	0.41%	$28,294,679	0.41%
Small-Mid Cap Multi-Manager Fund	$112,272	0.77%	$69,896	0.48%

A	After waivers reducing management fees in the amount of $17,059,177 for the Small-Mid Cap Fund and $1,461 for the Small-Mid Cap Multi-Manager Fund.

B	Differences between the amount of the management fees paid by the Funds to Strategic Advisers and the aggregate amount of sub-advisory fees paid by Strategic Advisers to sub-advisers may be due to expense estimates which are accrued in the period to which they relate and adjusted when actual amounts are known.

SUMMARY OF THE AGREEMENTS WITH THE NEW SUB-ADVISER

On September 6, 2017, pursuant to the “managers of managers” arrangement, the Board of Trustees approved separate investment advisory agreements with each New Sub-Adviser on behalf of each respective Fund. Pursuant to each Agreement, each New Sub-Adviser has day-to-day responsibility for choosing investments for the portion of the assets of each Fund allocated to it by Strategic Advisers and for voting proxies for that Fund with respect to those investments.

Pursuant to the Agreements, each New Sub-Adviser provides a program of continuous investment management for the portion of the respective Fund’s assets allocated to it in accordance with that Fund’s investment objective and policies as stated in the Fund’s prospectus and statement of additional information filed with the SEC on Form N-1A, as amended and supplemented from time to time (the Registration Statement), and such other limitations as the Trust, each Fund, the Board, or Strategic Advisers may impose. Each New Sub-Adviser will vote the respective Fund’s proxies in accordance with each New Sub-Adviser’s proxy voting policies, as approved by the Board. Strategic Advisers has granted each New Sub-Adviser authority to invest and reinvest the assets of the respective Fund allocated to it by selecting the securities, instruments, repurchase agreements, financial futures contracts, options and other investments and techniques that the Fund may purchase, sell, enter into or use. For providing investment management services to its allocated portion of the respective Fund,

Strategic Advisers pays each New Sub-Adviser a monthly asset-based fee out of the Management Fee payable by each Fund.

Each Agreement may be terminated on sixty days’ written notice to each New Sub-Adviser: (i) by the Trust, pursuant to (A) action by the Board or (B) the vote of the holders of a “majority” (as defined in the 1940 Act) of the shares of each Fund or (ii) by Strategic Advisers. The Agreements are terminable, without penalty, by each New Sub-Adviser upon ninety days’ written notice to Strategic Advisers and the Trust. In addition, each Agreement will terminate in the event of the termination of the Management Contract with respect to each Fund. Each Agreement will be terminated automatically in the event of its “assignment” (as defined in the 1940 Act).

INFORMATION ABOUT BOSTON PARTNERS

Boston Partners’ main office is located at One Beacon Street, 30th Floor, Boston, Massachusetts 02108. Boston Partners is not affiliated with Strategic Advisers.

Investment Process

All Boston Partners strategies share the same philosophy and process. A centralized research team of fundamental and quantitative analysts support the portfolio managers and the Small/Mid Cap Value strategy.

Boston Partners’ investment process is grounded in bottom-up fundamental analysis. Efficient and repeatable, it is designed to identify “characteristics that work”: attractive valuation, sound business fundamentals and improving business momentum. The process is executed within a team-oriented culture that upholds individual accountability and provides the clarity of having final decision makers at the portfolio manager level.

Portfolio Manager(s)

David Dabora, Portfolio Manager

David Dabora, CFA, serves as a portfolio manager for Boston Partners’ portion of the Small-Mid Cap Fund’s assets, which he has managed since 2017. Mr. Dabora has served as a portfolio manager since 1998 and previously as a research analyst since 1995.

George Gumpert, Portfolio Manager

George Gumpert, CFA, serves as a portfolio manager for Boston Partners’ portion of the Small-Mid Cap Fund’s assets, which he has managed since 2017. Mr. Gumpert has served as a portfolio manager since 2005 and previously as a research analyst since 2000.

Directors and Officers

The following are the directors, officers, and control persons of Boston Partners. Unless otherwise noted, the address of each is One Beacon Street, 30th Floor, Boston, Massachusetts 02108.

DIRECTORS AND OFFICERS AND CONTROL PERSONS
Name	Position
Masaaki Kawano	Director and Chairman
David Van Hooser	Director
Paul Wilson	Director
Mark Donovan	Director, Co-CEO
Joseph Feeney, Jr.	Director, Co-CEO, CIO
CONTROL PERSONS
Name	Relationship
Boston Partners	Wholly-owned indirect subsidiary of ORIX Corporation of Japan

No officer or Trustee of the Funds is an officer, employee, director, or shareholder of Boston Partners.

INFORMATION ABOUT RHJ

RHJ’s main office is located at 600 West Broadway, Suite 1000, San Diego, California 92101. RHJ is not affiliated with Strategic Advisers.

Investment Process

RHJ’s SMID Cap Opportunities Strategy employs a fundamental, bottom-up analytical process to identify companies that meet three primary criteria: high earnings growth, high or improving return-on-invested capital (ROIC), and sustainable competitive advantages. RHJ’s philosophy is rooted in historical analysis indicating the high relative return potential of these factors in combination. RHJ believes that superior results can be achieved by owning companies that exhibit not only high earnings growth, but also the ability to sustainably generate high ROIC over long periods of time. RHJ’s investment universe consists of companies with market capitalizations between $250 million and $11 billion at the time of purchase.

The heart of RHJ’s process is bottom-up analysis at the company level. The portfolio managers conduct fundamental research on every company held in the portfolio. As generalists each with over twenty years of investment experience, both bring to bear extensive knowledge of the companies they own or follow, understanding of industries, and general expertise on the small cap landscape in various market environments. Cornerstones of RHJ’s bottom-up fundamental investment process include:

–	Clear understanding of a firm’s competitive context and advantages

–	Assessment of the sustainability characteristics of the underlying business

–	Emphasis on high or improving ROIC; a clear sense of the future direction of ROIC

–	Estimation of ability to generate and grow free cash flow over life of the investment

–	Valuation that RHJ believes affords a reasonable return over investment horizon

–	Scrutiny of company management, ability to identify/execute on the right plan

Portfolio Manager(s)

Yossi Lipsker, Portfolio Manager

Yossi Lipsker, CFA, serves as a portfolio manager for RHJ’s portion of the Small-Mid Cap Fund’s assets. Mr. Lipsker has served as portfolio manager since 2008 and became an equity owner in July of 2016.

Lou Holtz, Portfolio Manager

Lou Holtz, CFA, serves as a portfolio manager for RHJ’s portion of the Small-Mid Cap Fund’s assets. Mr. Holtz has served as a portfolio manager since 2008 and became an equity owner in July of 2016.

Directors and Officers

The following are the directors, officers, and control persons of RHJ. Unless otherwise noted, the address of each is 600 West Broadway, Suite 1000, San Diego, California 92101.

DIRECTORS AND OFFICERS AND CONTROL PERSONS
Name	Position
Thao Buuhoan	Chief Operating Officer and President
Janine Marquez	Chief Compliance Officer,
Thomas McDowell	Chief Executive Officer and Chief Investment Officer
Carl Obeck	Chief Financial Officer
Timothy Todaro	Portfolio Manager

No officer or Trustee of the Funds is an officer, employee, director, or shareholder of RHJ.

INFORMATION ABOUT VOYA

Voya’s main office is located at 230 Park Avenue, New York, New York 10169. Voya is not affiliated with Strategic Advisers.

Investment Process

Voya’s investment strategy is based on fundamental research performed by its small cap research analysts, who specialize in specific sectors. The Voya U.S. Small Cap team identifies candidates in the Russell 2500® Growth Index plus companies outside the index, with market caps that fall within the parameters of the index. Sector valuation methodologies refine the universe by ranking each stock relative to stocks within its sector. Secular & cyclical themes likely to drive growth are then identified. Analysts “follow the cash flow” by evaluating cash flow, balance sheets and income statements to determine the company’s ability to fund expected growth and generate attractive returns. Analysts also analyze sector/industry fundamentals, competitive positioning and company management. Holdings typically have accelerating revenue, earnings per share and cash flow growth and attractive valuations based on price/sales, forward price/earnings, cash flow yield and net cash/market capitalization, and are beneficiaries of a secular or cyclical theme. Portfolio construction is based on attractiveness of each stock, given benchmark weight, expected return, perceived risk and liquidity.

Portfolio Manager(s)

James Hasso, Head of U.S. Small Cap and Portfolio Manager

James Hasso serves as a portfolio manager of Voya’s portion of the Small-Mid Cap Fund’s assets, which he has managed since 2017. Mr. Hasso joined Voya as an analyst covering the financial-related sectors in 2006 for the firm’s Small Cap Growth and Small Cap Core strategies. Subsequently, Mr. Hasso gained portfolio management responsibilities for the firm’s Small Cap Growth, Small Cap Core and SMID Cap Growth strategies in October 2008, April 2012 and June 2012 (inception), respectively. In October 2014, James assumed full leadership of the team as Voya’s head of U.S. small cap. He holds a B.A. degree in economics from Lehman College and an MBA in finance from Fordham University.

Joseph Basset, CFA, Equity Analyst, and Portfolio Manager

Joseph Basset, CFA, serves as a portfolio manager of Voya’s portion of the Small-Mid Cap Fund’s assets, which he has managed since 2017. Mr. Bassett joined Voya’s U.S. Small Cap team in June 2005 as equity analyst for the firm’s Small Cap Core and Small Cap Growth strategies covering the industrials, energy, and materials sectors. He also held portfolio manager responsibilities for the Small Cap Core strategy. Subsequently, Mr. Basset was named a portfolio manager on the firm’s Small Cap Growth and SMID Cap

Growth strategies in April 2012 and June 2012 (inception), respectively. He holds a B.A. degree in economics from Tulane University and an MBA and ABD in finance from the University of Texas. He holds the Chartered Financial Analyst® designation.

Directors and Officers

The following are the directors, officers, and control persons of Voya. Unless otherwise noted, the address of each is 230 Park Avenue, New York, New York, 10169.

DIRECTORS AND OFFICERS AND CONTROL PERSONS
Name	Position
Gerald T. Lins	Managing Director and General Counsel
Mark D. Weber	Senior Managing Director
Shaun P. Mathews	Senior Managing Director
Christine L. Hurtsellers	Chief Executive Officer
Michael B. Pytosh	Chief Investment Officer of Equities and Senior Managing Director
Paul Zemsky	Senior Managing Director
Deborah A. Hammalian	Senior Vice President and Chief Compliance Officer
Amir Sahibzada	Chief Risk Officer and Managing Director
Michael A. Bell	Chief Financial Officer and Managing Director
Matthew Toms	Chief Investment Officer of Fixed Income & Proprietary Investments and Senior Managing Director

Voya also acts as investment adviser or sub-adviser to the other registered investment companies set forth below, which have investment objectives that are similar to the portion of the Small-Mid Cap Fund’s assets that are allocated to Voya:

Fund	Net Assets (as of June 30, 2017)
Voya SMID Cap Growth Fund	$3.3 million

No officer or Trustee of the Funds is an officer, employee, director, or shareholder of Voya.

MATTERS CONSIDERED BY THE BOARD

IN APPROVING THE AGREEMENTS

Matters Considered by the Board in Approving the Agreements is included in Appendix A.

MANAGEMENT INFORMATION ABOUT STRATEGIC ADVISERS

The principal business address of Strategic Advisers, the Funds’ investment adviser, is 245 Summer Street, Boston, Massachusetts, 02210.

The principal business address of Fidelity Distributors Corporation, the Funds’ principal underwriter and distribution agent, is 100 Salem Street, Smithfield, Rhode Island 02917.

BROKERAGE INFORMATION

The following table shows the aggregate amount of commissions paid to any broker or dealer affiliated with the Funds through the fiscal period ended February 28, 2017:

Fund	Broker	Affiliate	Transactions Initiated By	Com- missions	Percentage of Aggregate Brokerage Com- missions
Small-Mid Cap Fund	Luminex	FMR LLC/ Strategic Advisers	Invesco	$744	0.01%
	Fidelity Capital Markets	FMR LLC/ Strategic Advisers	TBCAM	$3,062	0.04%
	Luminex	FMR LLC/ Strategic Advisers	TBCAM	$824	0.01%
	Fidelity Capital Markets	FMR LLC/ Strategic Advisers	AB	$3,419	0.04%
	Luminex	FMR LLC/ Strategic Advisers	AB	$33	0.00%
	Luminex	FMR LLC/ Strategic Advisers	JPMorgan	$132	0.00%
	ICMI/KCG	Invesco	Invesco	$114	0.00%
	ICMI/KCG	Invesco	Invesco	$2,749	0.03%

Fund	Broker	Affiliate	Transactions Initiated By	Com- missions	Percentage of Aggregate Brokerage Com- missions
Small-Mid Cap Multi-Manager Fund	Fidelity Capital Markets	FMR LLC/ Strategic Advisers	TBCAM	$10	0.03%
	Luminex	FMR LLC/ Strategic Advisers	TBCAM	$3	0.01%
	Luminex	FMR LLC/ Strategic Advisers	JPMorgan	$1	0.00%

OTHER INFORMATION

Outstanding Shares and Ownership of Shares. The following table shows the number of shares of each Fund that were issued and outstanding as of August 31, 2017:

Fund	Shares Outstanding
Small-Mid Cap Fund	493,250,793
Small-Mid Cap Multi-Manager Fund	1,642,769

As of August 31, 2017, the Trustees, Members of the Advisory Board (if any), and officers of each fund owned, in the aggregate, less than 1% of each class’s total outstanding shares, with respect to each fund.

To the knowledge of the Trust, substantial (5% or more) record and/or beneficial ownership of a class of each Fund as of August 31, 2017, was as follows:

Class Name	Owner Name	City	State	Ownership %
SMALL-MID CAP MULTI-MANAGER FUND*	FMR CAPITAL	BOSTON	MA	76.45%
SMALL-MID CAP MULTI-MANAGER FUND*	FMR LLC	BOSTON	MA	8.80%
SMALL-MID CAP MULTI-MANAGER FUND – CLASS F	FMR CAPITAL	BOSTON	MA	7.75%
SMALL-MID CAP MULTI-MANAGER FUND – CLASS F	FIDELITY® MULTI- MANAGER 2020 FUND	BOSTON	MA	16.95%

Class Name	Owner Name	City	State	Ownership %
SMALL-MID CAP MULTI-MANAGER FUND – CLASS F	FIDELITY® MULTI- MANAGER 2035 FUND	BOSTON	MA	12.53%
SMALL-MID CAP MULTI-MANAGER FUND – CLASS F	FIDELITY® MULTI- MANAGER 2030 FUND	BOSTON	MA	11.10%
SMALL-MID CAP MULTI-MANAGER FUND – CLASS F	FIDELITY® MULTI- MANAGER 2045 FUND	BOSTON	MA	9.75%
SMALL-MID CAP MULTI-MANAGER FUND–CLASS F	FIDELITY® MULTI- MANAGER 2040 FUND	BOSTON	MA	9.22%
SMALL-MID CAP MULTI-MANAGER FUND – CLASS F	FIDELITY® MULTI- MANAGER 2055 FUND	BOSTON	MA	8.28%
SMALL-MID CAP MULTI-MANAGER FUND – CLASS F	FIDELITY® MULTI- MANAGER 2025 FUND	BOSTON	MA	8.19%
SMALL-MID CAP MULTI-MANAGER FUND – CLASS F	FIDELITY® MULTI- MANAGER 2050 FUND	BOSTON	MA	7.52%
SMALL-MID CAP MULTI-MANAGER FUND – CLASS L	FMR CAPITAL	BOSTON	MA	100%
SMALL-MID CAP MULTI-MANAGER FUND – CLASS N	FMR CAPITAL	BOSTON	MA	100%

*	The ownership information shown above is for a class of shares of the fund.

As of August 31, 2017, the following owned of record and/or beneficially 25% or more of the outstanding shares:

Class Name	Owner Name	City	State	Ownership%
SMALL-MID CAP MULTI-MANAGER FUND	FMR CAPITAL	BOSTON	MA	67.61%

A shareholder owning of record or beneficially more than 25% of a fund’s outstanding shares may be considered a controlling person. That shareholder’s vote could have a more significant effect on matters presented at a shareholders’ meeting than the votes of other shareholders.

Shareholder Proposals. The Trust does not hold regularly scheduled meetings of shareholders of the Funds. Any shareholder proposal for a shareholder meeting must be presented to the Trust within a reasonable time before proxy materials for such meeting are sent to shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for a future shareholder meeting should send their written proposals to the Secretary of the Fund, attention “Fund Shareholder Meetings,” 245 Summer Street, Mailzone V10A, Boston, Massachusetts 02210.

Annual Report. For a free copy of a Fund’s most recent annual report and semi-annual report, if any, call 1-800-544-3455 (Small-Mid Cap Fund) or 1-800-835-5095 (Small-Mid Cap Multi-Manager Fund) or write to Fidelity Distributors Corporation at 100 Salem Street, Smithfield, Rhode Island 02917. In addition, you may visit Fidelity’s website at www.fidelity.com for a free copy of a prospectus, statement of additional information, annual or semi-annual report, or to request other information.

NOTICE TO BANKS, BROKER-DEALERS

AND VOTING TRUSTEES AND THEIR NOMINEES

Please advise the Trust, in care of Fidelity Investments Institutional Operations Company, Inc., 100 Salem Street, Smithfield, Rhode Island, 02917, whether other persons are beneficial owners of shares for which the Information Statement is being mailed and, if so, the number of copies of the Information Statement and Annual Report you wish to receive in order to supply copies to the beneficial owners of the respective shares.

APPENDIX A

BOARD APPROVAL OF INVESTMENT ADVISORY CONTRACT AND MANAGEMENT FEES

Strategic Advisers Small-Mid Cap Fund

Strategic Advisers Small-Mid Cap Multi-Manager Fund

On September 6, 2017, the Board of Trustees, including the Independent Trustees (together, the Board) voted at an in-person meeting to approve an investment advisory agreement (each respective agreement, the Sub-Advisory Agreement, collectively, the Sub-Advisory Agreements) with each of Boston Partners Global Investors, Inc. (Boston Partners), Rice Hall James & Associates, LLC (Rice Hall) and Voya Investment Management Co. LLC (Voya) (each, a New Sub-Adviser, collectively, the New Sub-Advisers) for the fund.

The Board, assisted by the advice of fund counsel and Independent Trustees’ counsel, considered a broad range of information it believed relevant to the approval of each Sub-Advisory Agreement.

In considering whether to approve each Sub-Advisory Agreement, the Board reached a determination, with the assistance of fund counsel and Independent Trustees’ counsel and through the exercise of its business judgment, that the approval of each Sub-Advisory Agreement is in the best interests of the fund and its shareholders and that the approval of such agreement does not involve a conflict of interest from which Strategic Advisers, Inc. (Strategic Advisers) or its affiliates derive an inappropriate advantage. Also, the Board found that the advisory fees to be charged under each Sub-Advisory Agreement bear a reasonable relationship to the services to be rendered and will be based upon services provided that will be in addition to, rather than duplicative of services provided under the advisory contract of any underlying fund in which the fund may invest. The Board’s decision to approve each Sub-Advisory Agreement was not based on any single factor, but rather was based on a comprehensive consideration of all the information provided to the Board. In addition, individual Trustees did not necessarily attribute the same weight or importance to each factor.

Nature, Extent, and Quality of Services Provided. The Board considered the backgrounds of the investment personnel that will provide services to the fund, and also took into consideration the fund’s investment objective, strategies and related investment philosophy and current sub-adviser line-up. The Board also considered the structure of each New Sub-Adviser’s portfolio manager compensation program and whether this structure provides appropriate incentives to act in the best interests of the fund. The Board noted that it is familiar with the nature, extent and quality of services provided by Boston Partners from its oversight of Boston Partners on behalf of other funds overseen by the Board and that the same support staff, including compliance personnel, that currently provides services to other Strategic Advisers funds will also provide services to the fund.

Resources Dedicated to Investment Management and Support Services. The Board reviewed the general qualifications and capabilities of the New Sub-Advisers’ investment staff, their use of technology, and each New Sub-Adviser’s approach to managing and compensating its investment personnel. With respect to Boston Partners, the Board noted that Boston Partners will utilize a different investment mandate to manage the fund than it currently uses in managing other Strategic Advisers funds and reviewed the general qualifications and capabilities of the investment staff that will provide services to the fund and its use of technology. The Board noted that the New Sub-Advisers’ analysts have extensive resources, tools and capabilities which allow them to conduct sophisticated fundamental and/or quantitative analysis. Additionally, in their deliberations, the Board considered each New Sub-Adviser’s trading capabilities and resources which are integral parts of the investment management process.

Shareholder and Administrative Services. The Board considered (i) the nature, extent, quality, and cost of advisory services to be performed by each New Sub-Adviser under each respective Sub-Advisory Agreement and (ii) the resources to be devoted to the fund’s compliance policies and procedures.

Investment Performance. The Board also considered the historical investment performance of each New Sub-Adviser and the portfolio managers in managing accounts under a similar investment mandate.

Based on its review, the Board concluded that the nature, extent, and quality of services that will be provided to the fund under each respective Sub-Advisory Agreement should benefit the fund’s shareholders.

Competitiveness of Management Fee and Total Fund Expenses. In reviewing the Sub-Advisory Agreements, the Board considered the amount and nature of fees to be paid by the fund to the fund’s investment adviser, Strategic Advisers, the amount and nature of fees to be paid by Strategic Advisers to each New Sub-Adviser and the projected change in the fund’s management fee and total operating expenses, if any, as a result of hiring the New Sub-Advisers.

Strategic Advisers Small-Mid Cap Fund: The Board noted that the fund’s maximum aggregate annual management fee rate may not exceed 1.10% of the fund’s average daily net assets and that each Sub-Advisory Agreement will not result in a change to the maximum aggregate annual management fee payable by the fund or Strategic Advisers’ portion of the management fee. The Board considered Strategic Advisers’ contractual agreement to waive its 0.25% portion of the fund’s management fee through September 30, 2019, and its proposal to extend the waiver through September 30, 2020. The Board also considered that after allocating assets to each New Sub-Adviser, the fund’s management fee and total net expenses are expected to continue to rank below the competitive peer group medians presented to you in the June 2017 management contract renewal materials.

Strategic Advisers Small-Mid Cap Multi-Manager Fund: The Board noted that the fund’s maximum aggregate annual management fee rate may not exceed 1.15% of the fund’s average daily net assets and that the Sub-Advisory Agreement will not result in a change to the maximum aggregate annual management fee payable by the fund, Strategic Advisers’ portion of the management fee or Strategic Advisers’ voluntary agreement to waive 0.01% of the management fee for the fund. The Board also considered that Strategic Advisers has contractually agreed to reimburse the retail class, Class L and Class N of the fund to the extent that total operating expenses of the class (excluding interest, certain taxes, certain securities lending costs, brokerage commissions, extraordinary expenses, and acquired fund fees and expenses, if any) as a percentage of net assets exceed 1.15%, 1.15% and 1.40%, respectively, through April 30, 2018. In addition, the Board noted that Strategic Advisers has voluntarily agreed to reimburse Class F of the fund to the extent that total operating expenses of the class (excluding interest, certain taxes, certain securities lending costs, brokerage commissions, extraordinary expenses, and acquired fund fees and expenses, if any) exceed 1.06% of the class’ average net assets and that such arrangement may be terminated by Strategic Advisers at any time. The Board also considered that there are no expected changes to the fund’s total net expenses as a result of approving each Sub-Advisory Agreement and that the expense ratio of each class of the fund is expected to maintain the same relationship to the competitive peer group medians reviewed by the Board in connection with the annual renewal of the fund’s advisory contracts at the September 2017 meeting.

Based on its review, the Board concluded that the fund’s management fee structure and any changes to projected total expenses bear a reasonable relationship to the services that the fund and its shareholders will receive and the other factors considered.

Because each Sub-Advisory Agreement was negotiated at arm’s length and will have no impact on the maximum management fees payable by the fund or Strategic Advisers portion of the management fee, the Board did not consider the costs of services and profitability to be significant factors in its decision to approve each Sub-Advisory Agreement.

Potential Fall-Out Benefits. The Board considered that it reviews information regarding the potential of direct and indirect benefits to Strategic Advisers and its affiliates from their relationships with the fund, including non-advisory fee compensation paid to affiliates of Strategic Advisers, if any, as well as information regarding potential fall-out benefits accruing to each sub-adviser, if any, as a result of its relationship with the fund, during its annual renewal of the fund’s advisory agreement with Strategic Advisers and the fund’s sub-advisory agreements. With respect to the New Sub-Advisers, the Board considered management’s representation that it does not anticipate that the hiring of the New Sub-Advisers will have a significant impact on the potential for fall-out benefits to Strategic Advisers or its affiliates.

Possible Economies of Scale. The Board considered that it reviews whether there have been economies of scale in connection with the management of the fund during its annual renewal of the fund’s advisory agreement with Strategic Advisers and the fund’s sub-advisory agreements. The Board noted that each Sub-Advisory Agreement provides for breakpoints that have the potential to reduce sub-advisory fees paid to each New Sub-Advisers as assets allocated to each New Sub-Adviser grow.

Conclusion. Based on its evaluation of all of the conclusions noted above, and after considering all factors it believed relevant, the Board ultimately concluded that each Sub-Advisory Agreement’s fee structure bears a reasonable relationship to the services to be rendered and that each Sub-Advisory Agreement should be approved because the agreement is in the best interests of the fund and its shareholders. The Board also concluded that the sub-advisory fees to be charged thereunder will be based on services provided that will be in addition to, rather than duplicative of services provided under the advisory contract of any underlying fund in which the fund may invest. In addition, the Board concluded that the approval of each Sub-Advisory Agreement does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage.

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Strategic Advisers and Fidelity are registered service marks of FMR LLC. © 2017 FMR LLC. All rights reserved.

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